Exhibit 10.M(5)

AMENDMENT TO THE

ALCOA STOCK ACQUISITION PLAN

Due to the restructuring of the Alcoa Retirement Savings Plan program, and to comply with legally required changes, the plan is amended as follows:

1.    The definition of “Nonforfeitable Circumstance” is amended by adding the following sentence:

Effective January 1, 2011, all Matching Company Credit Awards become fully vested and the term “Nonforfeitable Circumstances” ceases to apply to the Plan.

2.    Effective January 1, 2011, the definition of “Savings Plan” is amended as follows:

“Savings Plan” means the Alcoa Retirement Savings Plan for Salaried Employees, the Alcoa Retirement Savings Plan for Hourly Non-Bargaining Employees, the Alcoa Retirement Savings Plan for Mill Products Employees, and/or the Alcoa Retirement Savings Plan for Fastening Systems and Commercial Windows Employees, as they are now in existence or as hereafter amended.

3.     Section 5.3 is amended by adding the following sentence:

Effective January 1, 2011, the term “as soon as administratively practical” means within the later of: (a) 90 days of Retirement or (b) 2 1/2 months after the year of Retirement.

4.    Section 5.5 is amended by adding the following sentence:

Effective January 1, 2011, the term “as soon as administratively practical” means within the later of: (a) 90 days of death or (b) 2 1/2 months after the year of death.

5.    In all other respects, the Plan is ratified and confirmed.